Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 19, 2026
THIRD QUARTER 2026 FINANCIAL RESULTS

Quarter Highlights:

Net income	Diluted earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$277.2 million	$2.45	$419.1 million	3.57%	58.1%	$68.14
				50.0%, adjusted for deposit costs[1]	$62.22, excluding goodwill and intangibles[1]

CEO COMMENTARY:
“Western Alliance’s third quarter results featured enhanced profitability, lower deposit costs, improved asset quality and stronger reserve coverage, as well as accelerated share repurchase activity,” said Kenneth A. Vecchione, Chairman, President and Chief Executive Officer. “Strong execution generated pre-provision net revenue[1] of $419 million, up $25 million, or 6.4%, year-over-year and earnings per share of $2.45, up $0.17, or 7.5%. Return on average assets of 1.12% and return on average tangible common equity[1] of 15.5% both increased for the second consecutive quarter. Deposit optimization actions totaling $4.5 billion over the past two quarters drove a $14 million, or 8%, quarterly decline in ECR-related deposit costs. Strong commercial banking deposit growth offset the optimization activity, keeping total deposits stable at $81.8 billion. Net interest income increased $11 million from the prior quarter, while net interest margin expanded 4 basis points quarterly to 3.57%. Asset quality improved notably, with nonaccrual loans declining $77 million, or approximately 14%, to 0.79% of funded HFI loans. Continued reserve building increased ACL coverage of funded HFI loans by 4 basis points to 0.93% and raised ACL coverage of nonaccrual loans from 96% to 118%. Net charge-offs declined 7 basis points quarterly to 0.30%, the midpoint of our 2026 guidance range. We continued to prioritize shareholder returns, repurchasing $92 million of shares.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR
FINANCIAL HIGHLIGHTS:
▪Net income of $277.2 million and earnings per share of $2.45, up 3.1% and 3.8%, from $268.8 million and $2.36, respectively	▪Net income of $277.2 million and earnings per share of $2.45, up 6.4% and 7.5%, from $260.5 million and $2.28, respectively
▪Net revenue of $1.0 billion, increased 1.9%, or $18.5 million, from $995.7 million	▪Net revenue of $1.0 billion, increased 8.1%, or $76.0 million, from $938.2 million
▪Pre-provision net revenue[1] of $419.1 million, up $6.7 million, or 1.6%, from $412.4 million	▪Pre-provision net revenue[1] of $419.1 million, up $25.3 million, or 6.4%, from $393.8 million
▪Effective tax rate of 18.3%, compared to 19.0%	▪Effective tax rate of 18.3%, compared to 17.0%
▪Repurchased $92.1 million, or 1.15 million shares at an average price of $79.78 per share
FINANCIAL POSITION RESULTS:
▪HFI loans of $61.5 billion, up $600 million, or 1.0%	▪Increase in HFI loans of $4.9 billion, or 8.7%
▪Total deposits of $81.8 billion, down $119 million, or 0.1%	▪Increase in total deposits of $4.5 billion, or 5.8%
▪HFI loan-to-deposit ratio of 75.3%, up from 74.4%	▪HFI loan-to-deposit ratio of 75.3%, up from 73.3%
▪Total equity of $7.9 billion, down $188 million, or 2.3%	▪Increase in total equity of $257 million, or 3.3%
LOANS AND ASSET QUALITY:
▪Nonaccrual loans to funded HFI loans of 0.79%, decreased from 0.92%	▪Nonaccrual loans to funded HFI loans of 0.79%, decreased from 0.92%
▪Nonaccrual loans and repossessed assets to total assets of 0.66%, decreased from 0.70%	▪Nonaccrual loans and repossessed assets to total assets of 0.66%, decreased from 0.72%
▪Allowance for credit losses to funded HFI loans of 0.93%, increased 4 basis points from 0.89%	▪Allowance for credit losses to funded HFI loans of 0.93%, increased 8 basis points from 0.85%
▪Allowance for credit losses to nonaccrual loans of 118%, increased 22% from 96%	▪Allowance for credit losses to nonaccrual loans of 118%, increased 26% from 92%
▪Annualized net loan charge-offs to average loans outstanding of 0.30%, compared to 0.37%	▪Annualized net loan charge-offs to average loans outstanding of 0.30%, compared to 0.22%
KEY PERFORMANCE METRICS:
▪Net interest margin of 3.57%, increased from 3.53%	▪Net interest margin of 3.57%, increased from 3.53%
▪Return on average assets and on tangible common equity[1] of 1.12% and 15.5%, compared to 1.09% and 15.3%, respectively	▪Return on average assets and on tangible common equity[1] of 1.12% and 15.5%, compared to 1.13% and 15.6%, respectively
▪Tangible common equity ratio[1] of 6.9%, decreased from 7.0%	▪Tangible common equity ratio[1] of 6.9%, decreased from 7.1%
▪CET1 ratio of 10.9%, compared to 11.0%	▪CET1 ratio of 10.9%, compared to 11.3%
▪Tangible book value per share[1], net of tax, of $62.22, decreased 1.6% from $63.24	▪Tangible book value per share[1], net of tax, of $62.22, increased 6.3% from $58.56
▪Efficiency ratio[1] of 58.1%, increased 0.1%, from 58.0%, while the efficiency ratio, adjusted for deposit costs[1] increased 1.1% to 50.0% from 48.9%	▪Efficiency ratio[1] of 58.1%, increased 0.7%, from 57.4%, while the efficiency ratio, adjusted for deposit costs[1] increased 2.2% to 50.0% from 47.8%
1     See Reconciliation of Non-GAAP Financial Measures beginning on page 16.

Income Statement
Net interest income totaled $807.6 million in the third quarter 2026, an increase of $10.7 million, or 1.3%, from $796.9 million in the second quarter 2026, and an increase of $57.2 million, or 7.6%, compared to $750.4 million in the third quarter 2025. The increase from the second quarter 2026 was primarily due to higher yields on interest earning assets and higher average HFI loan balances, partially offset by lower average balances in cash and other interest earning assets and an increase in average interest bearing liabilities and the related costs of these liabilities. The increase in net interest income from the third quarter 2025 was primarily driven by an increase in average interest earning asset balances of $5.5 billion and lower rates on interest bearing liabilities, partially offset by declining yields on interest earning assets.
The Company recorded a provision for credit losses of $80.0 million in the third quarter 2026, compared with $80.4 million in the second quarter 2026, and $80.0 million in the third quarter 2025. The provision for credit losses during the third quarter 2026 was primarily driven by net charge-offs totaling $45.8 million, loan growth, and proactive provisioning for macroeconomic risks associated with the higher interest rate environment. These factors increased the total allowance for credit losses to funded HFI loans ratio from 89 basis points in the prior quarter to 93 basis points.
The Company’s net interest margin increased to 3.57% in the third quarter 2026 from 3.53% in both the second quarter 2026 and the third quarter 2025. Net interest margin increased from the second quarter 2026 due to higher yields on interest earning assets, partially offset by higher costs on interest bearing liabilities. Net interest margin increased from the third quarter 2025 as an increase of $5.5 billion in average interest earning assets and lower interest bearing liability costs more than offset declining yields on interest earning assets.

Non-interest income was $206.6 million for the third quarter 2026, compared to $198.8 million for the second quarter 2026, and $187.8 million for the third quarter 2025. The increase in non-interest income of $7.8 million from the second quarter 2026 was primarily due to increases in gain on sales of investment securities of $13.8 million, partially offset by a decrease in mortgage banking revenue of $5.2 million. The increase in non-interest income of $18.8 million from the third quarter 2025 was primarily driven by increases in service charges and fees and gain on sales of investment securities, partially offset by a decrease in mortgage banking revenue.
Net revenue totaled $1.0 billion for the third quarter 2026, up $18.5 million, or 1.9%, from $995.7 million in the second quarter 2026, and $76.0 million, or 8.1%, from $938.2 million in the third quarter 2025.
Non-interest expense was $595.1 million for the third quarter 2026, compared to $583.3 million for the second quarter 2026, and $544.4 million for the third quarter 2025. The increase in non-interest expense of $11.8 million from the second quarter 2026 was primarily due to an increase in salaries and employee benefits of $21.8 million, partially offset by a decrease of $13.8 million in deposit costs driven by decreased average ECR-related deposit balances. The increase in non-interest expense of $50.7 million from the third quarter 2025 was primarily attributable to increased salaries and employee benefits of $32.6 million and increased data processing costs of $7.7 million. These increases were partially offset by decreased deposit costs of $9.7 million driven by decreased average ECR-related deposit balances.
The Company's efficiency ratio was 58.1% for the third quarter 2026, compared to 58.0% for the second quarter 2026, and 57.4% for the third quarter 2025. The Company’s efficiency ratio, adjusted for deposit costs1, was 50.0% for the third quarter 2026, compared to 48.9% for the second quarter 2026, and 47.8% for the third quarter 2025.
Income tax expense was $61.9 million for the third quarter 2026, compared to $63.2 million for the second quarter 2026, and $53.3 million for the third quarter 2025. The decrease in income tax expense from the second quarter 2026 was primarily driven by increases in investment tax credits. The increase in income tax expense from the third quarter 2025 was primarily driven by an increase in pretax income.
Net income was $277.2 million for the third quarter 2026, an increase of $8.4 million from $268.8 million for the second quarter 2026, and an increase of $16.7 million from $260.5 million for the third quarter 2025. Earnings per share totaled $2.45 for the third quarter 2026, compared to $2.36 for the second quarter 2026, and $2.28 for the third quarter 2025.
The Company believes its pre-provision net revenue1 ("PPNR"), which it defines as net revenue less non-interest expense, is a key metric for assessing the Company’s earnings power. For the third quarter 2026, the Company’s PPNR1 was $419.1 million, up $6.7 million from $412.4 million in the second quarter 2026, and up $25.3 million from $393.8 million in the third quarter 2025.

1    See Reconciliation of Non-GAAP Financial Measures beginning on page 16.

Balance Sheet
HFI loans, net of deferred fees, totaled $61.5 billion at September 30, 2026, compared to $60.9 billion at June 30, 2026, and $56.6 billion at September 30, 2025. The $600 million increase from the prior quarter end primarily reflected increases of $396 million in commercial real estate non-owner occupied loans and $336 million in commercial and industrial loans, partially offset by a $111 million decrease in residential real estate loans. The $4.9 billion increase from September 30, 2025 was primarily attributable to increases of $4.4 billion in commercial and industrial loans, $286 million in residential real estate loans, $210 million in commercial real estate non-owner occupied loans, and $173 million in construction and land development loans, partially offset by a $121 million decrease in commercial real estate owner occupied loans. HFS loans totaled $4.0 billion at September 30, 2026, compared to $4.3 billion at June 30, 2026, and $3.5 billion at September 30, 2025. The $396 million decrease from the prior quarter end primarily reflected lower loan funding volume during the quarter and unfavorable fair value changes resulting from higher interest rates. The $449 million increase from September 30, 2025 was primarily attributable to higher period-end inventory levels resulting from the timing of loan production and sales activity, as well as increased early buyout activity.

The Company's allowance for credit losses on HFI loans comprises allowances for funded HFI loans and unfunded loan commitments. The allowance for loan losses as a percentage of funded HFI loans was 0.83% at September 30, 2026, 0.80% at June 30, 2026, and 0.78% at September 30, 2025. Including the allowance for unfunded loan commitments, the allowance for credit losses as a percentage of funded HFI loans was 0.93% at September 30, 2026, 0.89% at June 30, 2026, and 0.85% at September 30, 2025. Through credit linked note transactions, the Company effectively transfers a portion of the risk of losses on reference pools of loans to the purchasers of the notes. These transactions provide first-loss protection on reference pools of loans that totaled $7.6 billion, $7.8 billion, and $8.2 billion as of September 30, 2026, June 30, 2026, and September 30, 2025, respectively. However, as these note transactions are considered freestanding credit enhancements, the allowance for credit losses cannot be reduced for expected credit losses that these notes may mitigate. Accordingly, the allowance ratios include $11.6 million, $10.2 million, and $11.8 million related to these pools of loans as of September 30, 2026, June 30, 2026, and September 30, 2025, respectively. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 1.07% at September 30, 2026, 1.01% at June 30, 2026, and 1.00% at September 30, 2025.
Deposits totaled $81.8 billion at September 30, 2026, a decrease of $119 million from June 30, 2026, and an increase of $4.5 billion from $77.2 billion at September 30, 2025. The decline in deposits from the prior quarter primarily reflected a $2.1 billion decrease in non-interest bearing deposits, partially offset by increases of $871 million in interest bearing demand deposits, $754 million in certificates of deposit, and $324 million in savings and money market accounts. Deposit optimization efforts drove the decline in non-interest bearing deposits, partially offset by strong commercial banking growth in interest bearing deposits. From September 30, 2025, interest bearing demand deposits, certificates of deposit, and savings and money market accounts increased $3.7 billion, $1.1 billion, and $583 million, respectively, while non-interest bearing deposits decreased $876 million. Non-interest bearing deposits totaled $25.8 billion at September 30, 2026, compared to $27.8 billion at June 30, 2026, and $26.6 billion at September 30, 2025.
The Company’s ratio of HFI loans to deposits was 75.3% at September 30, 2026, compared to 74.4% at June 30, 2026, and 73.3% at September 30, 2025.
Borrowings totaled $5.6 billion at September 30, 2026, compared with $6.2 billion at June 30, 2026, and $3.9 billion at September 30, 2025. Borrowings decreased $623 million from June 30, 2026, reflecting declines of $515 million in short-term borrowings and $108 million in long-term borrowings. Borrowings increased $1.8 billion from September 30, 2025, as a $3.3 billion increase in short-term borrowings was partially offset by a $1.5 billion decrease in long-term borrowings.
Qualifying debt totaled $1.1 billion at both September 30, 2026 and June 30, 2026, compared with $681 million at September 30, 2025. The increase from September 30, 2025 primarily reflects the issuance of $400 million of subordinated debt during the quarter ended December 31, 2025.
Total equity was $7.9 billion at September 30, 2026, compared to $8.1 billion at June 30, 2026, and $7.7 billion at September 30, 2025. The decrease from the prior quarter was primarily due to changes in AOCI related to higher interest rates, unrealized fair value losses of $338.0 million on the Company's available-for-sale securities, which are recorded in other comprehensive loss, net of tax, the repurchase of 1.15 million shares for $92.1 million, and dividends, partially offset by net income of $277.2 million. Third quarter cash dividends paid included $45.7 million, or $0.42 per share, for common stockholders; $3.2 million, or $0.27 per depositary share, for preferred stockholders; and $7.1 million on preferred stock of the Company's REIT subsidiary. The increase in equity from September 30, 2025 was primarily driven by net income, partially offset by dividends to stockholders and share repurchases. Since inception of the share repurchase program through September 30, 2026, the Company has repurchased 2.7 million shares for $212.5 million under its $300 million authorization.
The Company's common equity tier 1 capital ratio was 10.9% at September 30, 2026, compared with 11.0% at June 30, 2026, and 11.3% at September 30, 2025. At September 30, 2026, tangible common equity, net of tax1, was 6.9% of tangible assets1, while total capital was 14.0% of risk-weighted assets. The Company’s tangible book value per share1 was $62.22 at September 30, 2026, down 1.6% from $63.24 at June 30, 2026, and up 6.3% from $58.56 at September 30, 2025. The increase in tangible book value per share from September 30, 2025 was primarily attributable to net income.
Total assets were $98.1 billion at September 30, 2026, down $629 million, or 0.6%, from $98.7 billion at June 30, 2026, and up 7.8% from $91.0 billion at September 30, 2025. The decrease in total assets from the prior quarter end reflected lower cash, HFS loans, and investment securities, partially offset by higher HFI loans. The increase in total assets from September 30, 2025 was primarily driven by growth in HFI and HFS loans and investment securities.

1     See Reconciliation of Non-GAAP Financial Measures beginning on page 16.

Asset Quality
Provision for credit losses totaled $80.0 million for the third quarter 2026, compared to $80.4 million for the second quarter 2026, and $80.0 million for the third quarter 2025. Net loan charge-offs in the third quarter 2026 totaled $45.8 million, or 0.30% of average loans on an annualized basis, compared to $55.0 million, or 0.37% in the second quarter 2026, and $31.1 million, or 0.22%, in the third quarter 2025. The allowance for credit losses to funded HFI loans was 0.93% at September 30, 2026 compared to 0.89% and 0.85% at June 30, 2026 and September 30, 2025, respectively.
Nonaccrual loans decreased $77 million during the quarter and $37 million from September 30, 2025, to $485 million. The decline in nonaccrual loans, combined with the increase in the allowance for credit losses, increased coverage of nonaccrual loans to 118%, from 96% at June 30, 2026, and 92% at September 30, 2025. Loans past due 90 days and still accruing interest totaled $58 million at September 30, 2026, compared with $55 million at June 30, 2026, and $49 million at September 30, 2025 (excluding government guaranteed loans of $214 million, $248 million, and $282 million, respectively). Loans past due 30-89 days and still accruing interest totaled $138 million at September 30, 2026, compared with $122 million at June 30, 2026, and $196 million at September 30, 2025 (excluding government guaranteed loans of $101 million, $102 million, and $149 million, respectively) a year-over-year decrease of $58 million. Criticized loans totaled $1.3 billion, an increase of $5 million during the quarter and $33 million from September 30, 2025.
Repossessed assets totaled $165 million at September 30, 2026, compared to $126 million at June 30, 2026, and $130 million at September 30, 2025. Classified assets of $1.1 billion at September 30, 2026 decreased $37 million from June 30, 2026, and $38 million from September 30, 2025.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2026 financial results at 12:00 p.m. ET on Tuesday, October 20, 2026. Participants may access the call by dialing 1-833-461-5787 and using access code 788268041 or via live audio webcast using the website link https://events.q4inc.com/attendee/788268041. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded, and the webcast replay will remain available for one year.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. Gains and losses related to the Company’s back-to-back interest rate swaps, risk participation agreements, and foreign exchange derivative contracts with customers have been reclassified to Commercial banking income and related fees in the Consolidated Income Statement. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including our deposits and deposit optimization strategy, liquidity and funding, changes in economic conditions and related impacts on the Company's business, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; technological risks and developments and cyber threats, attacks or events; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; the outcome of legal proceedings, the amount of funds and/or collateral that may be available for repayment of such loans, and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loans; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, Member FDIC, is a leading national bank for business that puts customers first, delivering tailored business banking solutions and consumer products backed by outstanding, personalized service and specific expertise in more than 30 industries and sectors. With more than $90 billion in assets and offices nationwide, Western Alliance has ranked as a top U.S. bank by American Banker and Bank Director since 2016. In 2025, Western Alliance Bancorporation was #2 for Best CEO, Best CFO and Best Company Board of Directors on Extel’s All-America Executive Team Midcap Banks list. For more information on offerings, subsidiaries and affiliates, visit www.westernalliancebank.com or follow Western Alliance Bank on LinkedIn.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries						.
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2026	2025		Change %
				(in millions)
Total assets				$98,072	$90,970		7.8%
Loans held for sale				3,951	3,502		12.8
Loans HFI, net of deferred fees				61,549	56,646		8.7
Investment securities				20,239	18,841		7.4
Total deposits				81,755	77,247		5.8
Borrowings				5,613	3,862		45.3
Qualifying debt				1,053	681		54.6
Total equity				7,947	7,690		3.3
Tangible common equity, net of tax (1)				6,720	6,453		4.1
Common equity Tier 1 capital				7,389	6,736		9.7

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	Change %	2026	2025		Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,257.3	$1,225.5	2.6%	$3,677.4	$3,475.5		5.8%
Interest expense	449.7	475.1	(5.3)	1,306.6	1,376.9		(5.1)
Net interest income	807.6	750.4	7.6	2,370.8	2,098.6		13.0
Provision for credit losses	80.0	80.0	—	373.6	151.1		NM
Net interest income after provision for credit losses	727.6	670.4	8.5	1,997.2	1,947.5		2.6
Non-interest income	206.6	187.8	10.0	658.0	463.5		42.0
Non-interest expense	595.1	544.4	9.3	1,752.8	1,559.5		12.4
Income before income taxes	339.1	313.8	8.1	902.4	851.5		6.0
Income tax expense	61.9	53.3	16.1	167.2	154.1		8.5
Net income	277.2	260.5	6.4	735.2	697.4		5.4
Net income attributable to noncontrolling interest	7.1	7.1	—	21.3	14.5		46.9
Net income attributable to Western Alliance	270.1	253.4	6.6	713.9	682.9		4.5
Dividends on preferred stock	3.2	3.2	—	9.6	9.6		—
Net income available to common stockholders	$266.9	$250.2	6.7	$704.3	$673.3		4.6
Diluted earnings per common share	$2.45	$2.28	7.5	$6.43	$6.14		4.7

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	Change % (1)	2026			2025	Change % (1)
Diluted earnings per common share (2) / as adjusted (3)	$2.45	$2.28	7.5%	$6.43	/	$7.01	$6.14	4.7%
Book value per common share	68.14	64.45	5.7
Tangible book value per common share, net of tax (3)	62.22	58.56	6.3
Average common shares outstanding (in millions):
Basic	107.4	109.0	(1.5)	107.8			108.9	(1.0)
Diluted	107.8	109.8	(1.8)	108.1			109.6	(1.4)
Common shares outstanding	108.0	110.2	(2.0)

Selected Performance Ratios:
Return on average assets / as adjusted (3, 4)	1.12%	1.13%	(0.9)%	1.01%	/	1.10%	1.07%	(5.6)%
Return on average tangible common equity / as adjusted (3, 4)	15.5	15.6	(0.6)	13.8	/	15.0	14.7	(6.1)
Net interest margin (4)	3.57	3.53	1.1	3.55			3.51	1.1
Efficiency ratio (3)	58.1	57.4	1.2	57.3			60.2	(4.8)
Efficiency ratio, adjusted for deposit costs (3)	50.0	47.8	4.6	48.8			51.6	(5.4)
HFI loan to deposit ratio	75.3	73.3	2.7

Asset Quality Ratios:
Net charge-offs to average loans outstanding / as adjusted (3, 4)	0.30%	0.22%	36.4	0.70%	/	0.35%	0.21%	NM
Nonaccrual loans to funded HFI loans	0.79	0.92	(14.1)
Nonaccrual loans and repossessed assets to total assets	0.66	0.72	(8.3)
Allowance for loan losses to funded HFI loans	0.83	0.78	6.4
Allowance for credit losses to funded HFI loans	0.93	0.85	9.4
Allowance for loan losses to nonaccrual HFI loans	106	84	26.2
Allowance for credit losses to nonaccrual loans	118	92	28.3

Capital Ratios:
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Tangible common equity (3)	6.9%	7.0%	7.1%
Common Equity Tier 1 (5)	10.9	11.0	11.3
Tier 1 Leverage ratio (5)	8.2	8.1	8.1
Tier 1 Capital (5)	11.9	12.0	12.4
Total Capital (5)	14.0	14.1	14.2

(1)    Represents percentage change in reported metric from the prior period.
(2)    Diluted earnings per share for the three and nine months ended September 30, 2026 includes a reduction for earnings allocated to participating stock awards of $3.4 million and $9.0 million, respectively.
(3)    See Reconciliation of Non-GAAP Financial Measures.
(4)    Annualized on an actual/actual basis for periods less than 12 months.
(5)    Capital ratios for September 30, 2026 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Interest income:
Loans	$981.5	$948.3	$2,838.7	$2,743.6
Investment securities	238.1	231.7	703.4	601.2
Other	37.7	45.5	135.3	130.7
Total interest income	1,257.3	1,225.5	3,677.4	3,475.5
Interest expense:
Deposits	382.5	398.2	1,113.7	1,154.3
Qualifying debt	17.4	6.3	44.3	23.8
Borrowings	49.8	70.6	148.6	198.8
Total interest expense	449.7	475.1	1,306.6	1,376.9
Net interest income	807.6	750.4	2,370.8	2,098.6
Provision for credit losses	80.0	80.0	373.6	151.1
Net interest income after provision for credit losses	727.6	670.4	1,997.2	1,947.5
Non-interest income:
Commercial banking income and related fees	78.7	52.4	248.2	139.5
Net gain on mortgage loan origination and sale activities	55.7	75.5	181.8	164.4
Net loan servicing revenue	23.8	19.1	53.8	79.2
Gain on sales of investment securities	16.8	8.5	70.3	22.0
Income from bank owned life insurance	12.9	11.8	34.4	34.2
Fair value gain (loss) adjustments, net	0.5	2.9	8.4	(0.7)
Income from equity investments	7.8	7.8	33.0	5.9
Other	10.4	9.8	28.1	19.0
Total non-interest income	206.6	187.8	658.0	463.5
Non-interest expenses:
Salaries and employee benefits	226.1	193.5	635.9	555.8
Deposit costs	165.4	175.1	507.9	459.3
Data processing	55.8	48.1	161.0	138.3
Legal, professional, and directors' fees	34.4	28.1	97.8	82.3
Insurance	25.5	24.5	78.5	99.8
Occupancy	22.4	16.8	62.7	50.9
Loan servicing expenses	17.0	15.0	51.3	51.5
Business development and marketing	10.2	5.6	28.0	17.6
Loan acquisition and origination expenses	8.5	7.3	25.2	18.3
Other	29.8	30.4	104.5	85.7
Total non-interest expense	595.1	544.4	1,752.8	1,559.5
Income before income taxes	339.1	313.8	902.4	851.5
Income tax expense	61.9	53.3	167.2	154.1
Net income	277.2	260.5	735.2	697.4
Net income attributable to noncontrolling interest	7.1	7.1	21.3	14.5
Net income attributable to Western Alliance	270.1	253.4	713.9	682.9
Dividends on preferred stock	3.2	3.2	9.6	9.6
Net income available to common stockholders	$266.9	$250.2	$704.3	$673.3

Earnings per common share:
Diluted shares	107.8	109.8	108.1	109.6
Diluted earnings per share (1)	$2.45	$2.28	$6.43	$6.14
(1)    Diluted earnings per share for the three and nine months ended September 30, 2026 includes a reduction for earnings allocated to participating stock awards of $3.4 million and $9.0 million, respectively.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(in millions, except per share data)
Interest income:
Loans	$981.5	$941.5	$915.7	$936.2	$948.3
Investment securities	238.1	245.4	219.9	221.6	231.7
Other	37.7	45.0	52.6	59.6	45.5
Total interest income	1,257.3	1,231.9	1,188.2	1,217.4	1,225.5
Interest expense:
Deposits	382.5	370.5	360.7	383.5	398.2
Qualifying debt	17.4	13.8	13.1	9.0	6.3
Borrowings	49.8	50.7	48.1	58.7	70.6
Total interest expense	449.7	435.0	421.9	451.2	475.1
Net interest income	807.6	796.9	766.3	766.2	750.4
Provision for credit losses	80.0	80.4	213.2	73.0	80.0
Net interest income after provision for credit losses	727.6	716.5	553.1	693.2	670.4
Non-interest income:
Commercial banking income and related fees	78.7	73.1	96.4	80.7	52.4
Net gain on mortgage loan origination and sale activities	55.7	53.4	72.7	91.1	75.5
Net loan servicing revenue (loss)	23.8	31.3	(1.3)	(1.4)	19.1
Gain on sales of investment securities	16.8	3.0	50.5	7.4	8.5
Income from bank owned life insurance	12.9	10.8	10.7	11.8	11.8
Fair value gain (loss) adjustments, net	0.5	8.3	(0.4)	(0.4)	2.9
Income from equity investments	7.8	11.9	13.3	12.2	7.8
Other	10.4	7.0	10.7	13.3	9.8
Total non-interest income	206.6	198.8	252.6	214.7	187.8
Non-interest expenses:
Salaries and employee benefits	226.1	204.3	205.5	201.7	193.5
Deposit costs	165.4	179.2	163.3	171.2	175.1
Data processing	55.8	52.1	53.1	48.9	48.1
Legal, professional, and directors' fees	34.4	32.8	30.6	33.6	28.1
Insurance	25.5	28.3	24.7	17.7	24.5
Occupancy	22.4	21.1	19.2	19.7	16.8
Loan servicing expenses	17.0	17.6	16.7	17.7	15.0
Business development and marketing	10.2	8.3	9.5	11.1	5.6
Loan acquisition and origination expenses	8.5	8.8	7.9	7.9	7.3
Other	29.8	30.8	43.9	22.7	30.4
Total non-interest expense	595.1	583.3	574.4	552.2	544.4
Income before income taxes	339.1	332.0	231.3	355.7	313.8
Income tax expense	61.9	63.2	42.1	62.5	53.3
Net income	277.2	268.8	189.2	293.2	260.5
Net income attributable to noncontrolling interest	7.1	7.1	7.1	7.1	7.1
Net income attributable to Western Alliance	270.1	261.7	182.1	286.1	253.4
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$266.9	$258.5	$178.9	$282.9	$250.2

Earnings per common share:
Diluted shares	107.8	108.0	108.7	109.3	109.8
Diluted earnings per share (1)	$2.45	$2.36	$1.65	$2.59	$2.28

(1)    Diluted earnings per share for the three months ended September 30, 2026 includes a reduction for earnings allocated to participating stock awards of $3.4 million.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(in millions)
Assets:
Cash and due from banks	$5,328	$5,936	$8,554	$3,596	$5,756
Investment securities	20,239	20,622	20,392	20,438	18,841
Loans held for sale	3,951	4,347	3,936	3,498	3,502
Loans held for investment:
Commercial and industrial	30,101	29,765	28,223	27,928	25,734
Commercial real estate - non-owner occupied	10,697	10,301	10,344	10,340	10,487
Commercial real estate - owner occupied	1,561	1,578	1,711	1,683	1,682
Construction and land development	4,238	4,241	4,080	4,055	4,065
Residential real estate	14,937	15,048	14,765	14,652	14,651
Consumer	15	16	19	19	27
Loans HFI, net of deferred fees	61,549	60,949	59,142	58,677	56,646
Allowance for loan losses	(513)	(487)	(461)	(461)	(440)
Loans HFI, net of deferred fees and allowance	61,036	60,462	58,681	58,216	56,206
Mortgage servicing rights	1,576	1,500	1,516	1,494	1,213
Premises and equipment, net	478	479	480	442	416
Operating lease right-of-use asset	114	119	125	131	134
Other assets acquired through foreclosure, net	165	126	123	137	130
Bank owned life insurance	1,084	1,075	1,067	1,057	1,045
Goodwill and other intangibles, net	642	644	646	649	651
Other assets	3,459	3,391	3,333	3,116	3,076
Total assets	$98,072	$98,701	$98,853	$92,774	$90,970
Liabilities and stockholders' equity:
Liabilities:
Deposits
Non-interest bearing deposits	$25,752	$27,820	$28,078	$24,353	$26,628
Interest bearing:
Demand	20,130	19,259	19,385	18,416	16,422
Savings and money market	25,210	24,886	25,414	24,586	24,627
Certificates of deposit	10,663	9,909	9,846	9,804	9,570
Total deposits	81,755	81,874	82,723	77,159	77,247
Borrowings	5,613	6,236	5,610	5,240	3,862
Qualifying debt	1,053	1,069	1,072	1,076	681
Operating lease liability	141	148	154	160	164
Accrued interest payable and other liabilities	1,563	1,239	1,386	1,193	1,326
Total liabilities	90,125	90,566	90,945	84,828	83,280
Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	1,972	2,046	2,036	2,095	2,140
Retained earnings	6,173	5,952	5,740	5,607	5,371
Accumulated other comprehensive loss	(786)	(451)	(456)	(344)	(409)
Total Western Alliance stockholders' equity	7,654	7,842	7,615	7,653	7,397
Noncontrolling interest in subsidiary	293	293	293	293	293
Total equity	7,947	8,135	7,908	7,946	7,690
Total liabilities and equity	$98,072	$98,701	$98,853	$92,774	$90,970

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(dollars in millions)
Allowance for loan losses
Balance, beginning of period	$487.4	$461.1	$460.6	$440.4	$394.7
Provision for credit losses (1)	71.2	81.3	209.0	64.8	76.8
Recoveries of loans previously charged-off:
Commercial and industrial	0.7	1.6	0.6	1.7	0.7
Commercial real estate - non-owner occupied	1.3	1.0	—	—	—
Commercial real estate - owner occupied	—	—	—	0.4	—
Construction and land development	—	—	—	1.5	—
Residential real estate	—	—	—	—	—
Consumer	0.2	—	—	0.1	—
Total recoveries	2.2	2.6	0.6	3.7	0.7
Loans charged-off:
Commercial and industrial	16.2	25.4	181.4	28.9	12.4
Commercial real estate - non-owner occupied	25.7	32.0	27.7	10.7	12.9
Commercial real estate - owner occupied	—	0.1	—	—	—
Construction and land development	6.1	0.1	—	8.6	6.3
Residential real estate	—	—	—	—	—
Consumer	—	—	—	0.1	0.2
Total loans charged-off	48.0	57.6	209.1	48.3	31.8
Net loan charge-offs	45.8	55.0	208.5	44.6	31.1
Balance, end of period	$512.8	$487.4	$461.1	$460.6	$440.4

Allowance for unfunded loan commitments
Balance, beginning of period	$52.0	$53.3	$49.6	$42.3	$39.2
Provision for (recovery of) credit losses (1)	9.6	(1.3)	3.7	7.3	3.1
Balance, end of period (2)	$61.6	$52.0	$53.3	$49.6	$42.3

Components of the allowance for credit losses on loans
Allowance for loan losses	$512.8	$487.4	$461.1	$460.6	$440.4
Allowance for unfunded loan commitments	61.6	52.0	53.3	49.6	42.3
Total allowance for credit losses on loans	$574.4	$539.4	$514.4	$510.2	$482.7

Net charge-offs to average loans - annualized	0.30%	0.37%	1.45%	0.31%	0.22%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.83%	0.80%	0.78%	0.78%	0.78%
Allowance for credit losses to funded HFI loans (3)	0.93	0.89	0.87	0.87	0.85
Allowance for loan losses to nonaccrual loans	106	87	94	92	84
Allowance for credit losses to nonaccrual loans	118	96	105	102	92
(1)    The above tables reflect only the provision for credit losses on funded and unfunded loans. For the three months ended September 30, 2026, the release of provision for credit losses for HTM investment securities totaled $0.8 million. The allowance for credit losses on HTM investment securities totaled $13.0 million as of September 30, 2026.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.6 million as of September 30, 2026 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(dollars in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$485	$562	$492	$500	$522
Nonaccrual loans to funded HFI loans	0.79%	0.92%	0.83%	0.85%	0.92%
Repossessed assets	$165	$126	$123	$137	$130
Nonaccrual loans and repossessed assets to total assets	0.66%	0.70%	0.62%	0.69%	0.72%

Loans Past Due
Loans past due 90 days, still accruing (1)	$58	$55	$56	$66	$49
Loans past due 90 days, still accruing to funded HFI loans (1)	0.09%	0.09%	0.09%	0.11%	0.09%
Loans past due 30 to 89 days, still accruing (2)	$138	$122	$157	$108	$196
Loans past due 30 to 89 days, still accruing to funded HFI loans (2)	0.22%	0.20%	0.27%	0.18%	0.35%

Other credit quality metrics
Special mention loans	$397	$316	$403	$325	$292
Special mention loans to funded HFI loans	0.65%	0.52%	0.68%	0.55%	0.52%
Classified accruing loans	$441	$440	$455	$450	$476
Classified accruing loans to funded HFI loans	0.72%	0.72%	0.77%	0.77%	0.84%
Classified assets	$1,091	$1,128	$1,070	$1,088	$1,129
Classified assets to total assets	1.11%	1.14%	1.08%	1.17%	1.24%
(1)    Excludes government guaranteed residential mortgage loans of $214 million, $248 million, $288 million, $290 million, and $282 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $101 million, $102 million, $94 million, $145 million, and $149 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2026			June 30, 2026
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,858	$90.3	6.12%	$5,653	$84.9	6.02%
Loans HFI:
Commercial and industrial	29,591	451.2	6.09	28,364	426.4	6.07
CRE - non-owner occupied	10,417	172.6	6.57	10,296	169.6	6.61
CRE - owner occupied	1,557	24.2	6.18	1,574	23.8	6.07
Construction and land development	4,212	82.1	7.79	4,191	80.8	7.78
Residential real estate	15,002	160.8	4.25	14,879	155.7	4.20
Consumer	15	0.3	7.14	17	0.3	6.57
Total HFI loans (1), (2), (3), (4)	60,794	891.2	5.84	59,321	856.6	5.82
Investment securities:
Taxable	18,675	213.8	4.54	19,474	220.2	4.54
Tax-exempt	2,349	24.3	5.21	2,312	25.2	5.50
Total investment securities (1)	21,024	238.1	4.62	21,786	245.4	4.64
Cash and other	3,200	37.7	4.68	4,901	45.0	3.68
Total interest earning assets	90,876	1,257.3	5.53	91,661	1,231.9	5.43
Non-interest earning assets
Cash and due from banks	426			544
Allowance for loan losses	(509)			(482)
Bank owned life insurance	1,078			1,069
Other assets	5,933			5,692
Total assets	$97,804			$98,484
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$19,766	$110.9	2.22%	$19,316	$102.5	2.13%
Savings and money market	25,052	177.3	2.81	24,995	174.4	2.80
Certificates of deposit	10,088	94.3	3.71	9,873	93.6	3.80
Total interest-bearing deposits	54,906	382.5	2.76	54,184	370.5	2.74
Short-term borrowings	2,678	28.3	4.19	3,329	33.9	4.08
Long-term debt	1,601	21.5	5.33	1,158	16.8	5.83
Qualifying debt	1,067	17.4	6.48	1,071	13.8	5.17
Total interest-bearing liabilities	60,252	449.7	2.96	59,742	435.0	2.92
Interest cost of funding earning assets			1.96			1.90
Non-interest-bearing liabilities
Non-interest-bearing deposits	27,919			29,351
Other liabilities	1,554			1,379
Equity	8,079			8,012
Total liabilities and equity	$97,804			$98,484
Net interest income and margin (5)		$807.6	3.57%		$796.9	3.53%
(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.4 million and $10.1 million for the three months ended September 30, 2026 and June 30, 2026, respectively.
(2)    Included in the yield computation are net loan fees of $23.9 million and $25.5 million for the three months ended September 30, 2026 and June 30, 2026, respectively.
(3)    Interest income includes a reduction for earnings credits totaling $56.7 million and $52.5 million for the three months ended September 30, 2026 and June 30, 2026, respectively.
(4)    Includes nonaccrual loans.
(5)    Net interest margin is computed by dividing net interest income on a tax equivalent basis by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,858	$90.3	6.12%	$5,009	$77.1	6.11%
Loans HFI:
Commercial and industrial	29,591	451.2	6.09	25,216	410.9	6.51
CRE - non-owner occupied	10,417	172.6	6.57	10,473	190.8	7.23
CRE - owner occupied	1,557	24.2	6.18	1,688	25.2	6.05
Construction and land development	4,212	82.1	7.79	4,233	88.8	8.32
Residential real estate	15,002	160.8	4.25	14,557	155.1	4.23
Consumer	15	0.3	7.14	24	0.4	7.43
Total loans HFI (1), (2), (3), (4)	60,794	891.2	5.84	56,191	871.2	6.18
Investment securities:
Taxable	18,675	213.8	4.54	17,794	208.2	4.64
Tax-exempt	2,349	24.3	5.21	2,193	23.5	5.32
Total investment securities (1)	21,024	238.1	4.62	19,987	231.7	4.72
Cash and other	3,200	37.7	4.68	4,147	45.5	4.35
Total interest earning assets	90,876	1,257.3	5.53	85,334	1,225.5	5.74
Non-interest earning assets
Cash and due from banks	426			397
Allowance for loan losses	(509)			(414)
Bank owned life insurance	1,078			1,038
Other assets	5,933			4,957
Total assets	$97,804			$91,312
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$19,766	$110.9	2.22%	$16,071	$101.4	2.50%
Savings and money market accounts	25,052	177.3	2.81	23,373	189.4	3.21
Certificates of deposit	10,088	94.3	3.71	10,124	107.4	4.21
Total interest bearing deposits	54,906	382.5	2.76	49,568	398.2	3.19
Short-term borrowings	2,678	28.3	4.19	2,577	30.2	4.66
Long-term debt	1,601	21.5	5.33	2,905	40.4	5.52
Qualifying debt	1,067	17.4	6.48	678	6.3	3.63
Total interest bearing liabilities	60,252	449.7	2.96	55,728	475.1	3.38
Interest cost of funding earning assets			1.96			2.21
Non-interest bearing liabilities
Non-interest bearing deposits	27,919			26,438
Other liabilities	1,554			1,539
Equity	8,079			7,607
Total liabilities and equity	$97,804			$91,312
Net interest income and margin (5)		$807.6	3.57%		$750.4	3.53%
(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.4 million and $9.7 million for the three months ended September 30, 2026 and 2025, respectively.
(2)    Included in the yield computation are net loan fees of $23.9 million and $28.1 million for the three months ended September 30, 2026 and 2025, respectively.
(3)    Interest income includes a reduction for earnings credits totaling $56.7 million and $64.9 million for the three months ended September 30, 2026 and 2025, respectively.
(4)    Includes nonaccrual loans.
(5)    Net interest margin is computed by dividing net interest income on a tax equivalent basis by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,661	$255.4	6.03%	$4,725	$217.7	6.16%
Loans HFI:
Commercial and industrial	28,512	1,290.9	6.10	24,056	1,168.9	6.55
CRE - non-owner occupied	10,343	512.0	6.62	10,247	547.8	7.15
CRE - owner occupied	1,608	72.9	6.08	1,785	80.7	6.15
Construction and land development	4,130	239.3	7.78	4,309	269.2	8.36
Residential real estate	14,832	467.3	4.21	14,435	457.5	4.24
Consumer	17	0.9	7.07	34	1.8	6.99
Total loans HFI (1), (2), (3), (4)	59,442	2,583.3	5.84	54,866	2,525.9	6.18
Investment securities:
Taxable	18,618	629.4	4.52	15,322	529.2	4.62
Tax-exempt	2,314	74.0	5.40	2,221	72.0	5.44
Total investment securities (1)	20,932	703.4	4.62	17,543	601.2	4.72
Cash and other	4,469	135.3	4.05	3,909	130.7	4.47
Total interest earning assets	90,504	3,677.4	5.48	81,043	3,475.5	5.78
Non-interest earning assets
Cash and due from banks	504			358
Allowance for loan losses	(485)			(405)
Bank owned life insurance	1,069			1,026
Other assets	5,713			4,862
Total assets	$97,305			$86,884
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$19,346	$312.9	2.16%	$15,883	$298.5	2.51%
Savings and money market accounts	24,887	520.5	2.80	22,113	524.7	3.17
Certificates of deposit	9,897	280.3	3.79	10,076	331.1	4.39
Total interest bearing deposits	54,130	1,113.7	2.75	48,072	1,154.3	3.21
Short-term borrowings	2,984	91.6	4.10	2,452	86.7	4.72
Long-term debt	1,371	57.0	5.56	2,686	112.1	5.58
Qualifying debt	1,072	44.3	5.52	800	23.8	3.97
Total interest bearing liabilities	59,557	1,306.6	2.93	54,010	1,376.9	3.41
Interest cost of funding earning assets			1.93			2.27
Non-interest bearing liabilities
Non-interest bearing deposits	28,209			24,051
Other liabilities	1,469			1,534
Equity	8,070			7,289
Total liabilities and equity	$97,305			$86,884
Net interest income and margin (5)		$2,370.8	3.55%		$2,098.6	3.51%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $30.7 million and $30.1 million for the nine months ended September 30, 2026 and 2025, respectively.
(2)    Included in the yield computation are net loan fees of $73.3 million and $77.4 million for the nine months ended September 30, 2026 and 2025, respectively.
(3)    Interest income includes a reduction for earnings credits totaling $157.9 million and $184.3 million for the nine months ended September 30, 2026 and 2025, respectively.
(4)    Includes nonaccrual loans.
(5)    Net interest margin is computed by dividing net interest income on a tax equivalent basis by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Income Statement Classification of Earnings Credit and Referral Costs
Unaudited
The below table presents the income statement classification for total earnings credit and referral costs incurred on deposits:

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Income statement line item	(in millions)
Interest income (1)	$56.7	$52.5	$48.7	$56.6	$64.9
Commercial banking income and related fees (1)	8.6	8.4	8.3	7.2	5.4
Deposit costs (2)	158.4	173.3	157.3	165.0	169.1
Total earnings credit and referral costs	$223.7	$234.2	$214.3	$228.8	$239.4
(1)     Earnings credits recorded as a reduction to Interest income and Commercial banking income and related fees.
(2)     Deposit costs also included $7.0 million, $5.9 million, $6.0 million, $6.2 million, and $6.0 million in other deposit related costs for each respective period in the table above, primarily associated with reciprocal deposits.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(in millions)
Net interest income	$807.6	$796.9	$766.3	$766.2	$750.4
Total non-interest income	206.6	198.8	252.6	214.7	187.8
Net revenue	$1,014.2	$995.7	$1,018.9	$980.9	$938.2
Total non-interest expense	595.1	583.3	574.4	552.2	544.4
Pre-provision net revenue (1)	$419.1	$412.4	$444.5	$428.7	$393.8
Less:
Provision for credit losses	80.0	80.4	213.2	73.0	80.0
Income tax expense	61.9	63.2	42.1	62.5	53.3
Net income	$277.2	$268.8	$189.2	$293.2	$260.5

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(dollars in millions)
Total non-interest expense	$595.1	$583.3	$574.4	$552.2	$544.4
Less: Deposit costs	165.4	179.2	163.3	171.2	175.1
Total non-interest expense, excluding deposit costs	429.7	404.1	411.1	381.0	369.3
Divided by:
Total net interest income	807.6	796.9	766.3	766.2	750.4
Plus:
Tax equivalent interest adjustment	10.4	10.1	10.1	9.9	9.7
Total non-interest income	206.6	198.8	252.6	214.7	187.8
Less: Deposit costs	165.4	179.2	163.3	171.2	175.1
	$859.2	$826.6	$865.7	$819.6	$772.8
Efficiency ratio (2)	58.1%	58.0%	55.8%	55.7%	57.4%
Efficiency ratio, adjusted for deposit costs (2)	50.0%	48.9%	47.5%	46.5%	47.8%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(in millions, except per share data)
Total equity	$7,947	$8,135	$7,908	$7,946	$7,690
Less:
Goodwill and intangible assets, net	642	644	646	649	651
Preferred stock	295	295	295	295	295
Noncontrolling interest in subsidiary	293	293	293	293	293
Total tangible common equity	6,717	6,903	6,674	6,709	6,451
Plus: deferred tax - attributed to intangible assets	3	3	3	2	2
Total tangible common equity, net of tax	$6,720	$6,906	$6,677	$6,711	$6,453
Total assets	$98,072	$98,701	$98,853	$92,774	$90,970
Less: goodwill and intangible assets, net	642	644	646	649	651
Tangible assets	97,430	98,057	98,207	92,125	90,319
Plus: deferred tax - attributed to intangible assets	3	3	3	2	2
Total tangible assets, net of tax	$97,433	$98,060	$98,210	$92,127	$90,321
Tangible common equity ratio (3)	6.9%	7.0%	6.8%	7.3%	7.1%
Common shares outstanding	108.0	109.2	109.2	109.5	110.2
Tangible book value per share, net of tax (3)	$62.22	$63.24	$61.14	$61.29	$58.56

Return on Average Tangible Common Equity:
	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
	(in millions)
Net income available to common shareholders	$266.9	$258.5	$178.9	$282.9	$250.2
Divided by:
Average equity	8,079	8,012	8,121	7,864	7,607
Less:
Average goodwill and intangible assets	643	646	648	650	652
Average preferred stock	295	295	295	295	295
Average noncontrolling interest in subsidiary	293	293	293	293	293
Average tangible common equity	$6,848	$6,778	$6,885	$6,626	$6,367
Return on average tangible common equity (1)	15.5%	15.3%	10.5%	16.9%	15.6%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited
The adjusted revenue, earnings and return metrics presented below for the nine months ended September 30, 2026 exclude the impact to provision for credit losses of charging off the remaining balance of the Leucadia Asset Management ("LAM") loan as well as gains from sales of investment securities that were executed as part of the Company's mitigation strategy, as applicable. In addition, net charge-offs for the nine months ended September 30, 2026 have been adjusted to exclude the impact of fraud related charge-offs associated with the LAM and Cantor Group V, LLC ("Cantor") loans. For more information regarding the LAM and Cantor loans, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which was filed with the U.S. Securities and Exchange Commission on July 31, 2026.

Net Revenue and Pre-Provision Net Revenue, As Adjusted
Nine Months Ended September 30, 2026
(in millions)
Net revenue	$3,028.8
Adjusted for:
Gain on sales of investment securities	(50.5)
Net revenue, as adjusted	$2,978.3
Total non-interest expense	1,752.8
Pre-provision net revenue, as adjusted (1)	$1,225.5
Less:
Provision for credit losses	373.6
Income tax expense	167.2
Gain on sales of investment securities	(50.5)
Net income	$735.2

Earnings per Share, As Adjusted:
Nine Months Ended September 30, 2026
(in millions, except per share data)
Net income	$735.2
Adjusted for:
Gain on sales of investment securities	(50.5)
Provision for credit losses on LAM	126.4
Tax effect of adjustments	(13.8)
Net income, as adjusted	797.3
Net income attributable to noncontrolling interest	21.3
Dividends on preferred stock	9.6
Net income available to common stockholders, as adjusted	$766.4
Diluted shares	108.1
Diluted earnings per share, as adjusted (1)	$7.01

Return on Average Assets, As Adjusted:
Nine Months Ended September 30, 2026
(dollars in millions)
Net income, as adjusted	$797.3
Divided by:
Average assets	$97,305
Return on average assets, as adjusted (1)	1.10%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Return on Average Tangible Common Equity, As Adjusted:
Nine Months Ended September 30, 2026
(dollars in millions)
Net income available to common stockholders, as adjusted	$766.4
Divided by: Average equity	8,070
Less:
Average goodwill and intangible assets	646
Average preferred stock	295
Average noncontrolling interest in subsidiary	293
Average tangible common equity	$6,836
Return on average tangible common equity (1)	13.8%
Return on average tangible common equity, as adjusted (1)	15.0%

Net Charge-Offs and Net Charge-Offs to Average Loans, As Adjusted:
Nine Months Ended September 30, 2026
(dollars in millions)
Net charge-offs	$309.3
Adjusted for fraud related charge-offs:
LAM	(126.4)
Cantor	(26.1)
Net charge-offs, as adjusted	$156.8
Divided by: Average HFI loans	59,442
Net charge-offs to average loans - annualized, as adjusted	0.35%

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.